Exhibit 99.1

FOR IMMEDIATE RELEASE

Jan. 20, 2011

Investor Contact: Mark H. Tubb

Vice President - Investor Relations

813.871.4027

mtubb@walterenergy.com

Media Contacts: Michael A. Monahan

Director - Corporate Communications

205.745.2628

mmonahan@walterenergy.com

WALTER ENERGY ANNOUNCES EXPIRATION OF HART-SCOTT-RODINO WAITING PERIOD FOR ACQUISITION OF WESTERN COAL CORP.; COMPLETION OF ACQUISITION OF 9.15 PERCENT STAKE IN WESTERN COAL FROM FUNDS ADVISED BY AUDLEY CAPITAL

(TAMPA, Fla.) — Walter Energy (NYSE: WLT) announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 related to the Company’s pending acquisition of Western Coal Corp. (TSX: WTN, WTN.WT and AIM: WTN) expired on Jan. 12, 2011 and that the Canadian Competition Bureau issued a “no action” letter to Walter Energy on January 14 indicating that it does not intend to oppose Walter Energy’s pending acquisition of Western Coal.

Walter Energy also said it has completed the previously announced acquisition of approximately 25.3 million common shares of Western Coal, representing 9.15 percent of the outstanding shares, from funds advised by Audley Capital for approximately $293.7 million (C$290.7 million) in cash. As previously announced and pursuant to the terms of its share purchase agreement, Walter Energy will purchase approximately 29.2 million additional common shares of Western Coal from funds advised by Audley Capital upon the earlier of the completion of the acquisition of Western Coal by Walter Energy or April 30, 2011.

The acquisition of Western Coal by Walter Energy remains subject to various closing conditions, including Canadian court approval, a favorable vote of at least two-thirds of the votes cast by Western Coal shareholders (including Walter Energy and funds advised by Audley Capital) and a majority of the votes cast by Western Coal’s minority shareholders (excluding Walter Energy and funds advised by Audley Capital), at a special meeting of shareholders of Western Coal, and the receipt of all remaining regulatory approvals. Approval by Walter Energy shareholders is not required to complete the transaction.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has annual revenues of approximately $1.2 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of

1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance that the transaction with Western Coal will close. The transaction is subject to a number of closing conditions which may be outside of Walter Energy’s control. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.